UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): January 9, 2024

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 7th Ave, Floor M1
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LPSN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2024, LivePerson, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) has appointed Anthony John Sabino to serve as Chief Executive Officer (principal executive officer) of the Company after a search process conducted by a search committee comprised of independent directors. Mr. Sabino has also been appointed as a director of the Company. Mr. Sabino’s appointments are effective as of January 10, 2024 (the “Start Date”). John Collins, the Company’s Chief Financial Officer (principal financial officer), who has been serving as the Company’s Interim Chief Executive Officer and principal executive officer since August 8, 2023, will continue to serve as the Company’s Chief Financial Officer and has been appointed by the Board to serve also as the Company’s Chief Operating Officer.

Prior to joining the Company, Mr. Sabino, age 50, served as the Senior Vice-President, Chief Customer Officer of VMware, Inc., a cloud computing and virtualization technology company, from October 2021 to January 8, 2024 (shortly after the completion of VMware’s acquisition by Broadcom). At VMware, Mr. Sabino led the company’s 7,000-person global Customer Experience and Success organization. Previously, from April 2017 to October 2021, Mr. Sabino served as the Senior Vice-President, Chief Customer Officer of Splunk Inc., a software company focused on data management and digital system security solutions where he was responsible for revenue, customer relationships, customer experience and digital journey of the company’s over 18,000 customers. From March 2015 to April 2017, Mr. Sabino held the position of Senior Vice-President, Chief Operating Officer of GE Digital, a $1 billion software company focused on creating the infrastructure and next generation capabilities for the industrial internet. Prior to those roles, from January 2001 to March 2015, Mr. Sabino worked in positions of increasing responsibility focused on sales, marketing, operations, strategic initiatives, and commercial operations at GE Capital, NBC Universal, and GE Power. In addition, Mr. Sabino served as a US Army Captain, from 1996 to 2001, stationed in Vilseck, Germany. Mr. Sabino received a BS from the United States Military Academy at West Point and his MBA from the University of Southern California Marshall School of Business.

There are no family relationships between Mr. Sabino and any director or executive officer of the Company subject to disclosure under Item 401(d) of Regulation S-K and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Collins, age 41, has served as the Chief Financial Officer of the Company since 2020, overseeing the Company's finance organization, and as Interim Chief Executive Officer from August 2023. As Chief Financial Officer, Mr. Collins has played a critical role in driving the Company’s corporate strategy and business development efforts, including successfully executing M&A, divestiture, and capital markets transactions. Mr. Collins previously led the development of automations and machine learning to support strategic decision-making and predictive analytics as the Company’s Senior Vice President of Quantitative Strategy. Prior to joining the Company in 2019, Mr. Collins pioneered approaches for transforming third-party data exhaust into investment signals as Co-Founder and Chief Product Officer of Thasos, a cloud-based artificial intelligence platform. Mr. Collins also served as portfolio manager for a systematic equities strategy at an NYC-based hedge fund, and his previous financial services experience includes executing leverage finance transactions at Credit Suisse and building automated equity surveillance systems to detect suspicious trading activity at the New York Stock Exchange. Mr. Collins holds an MBA from MIT's Sloan School of Management, a JD from Chicago-Kent College of Law, and a BS from the University of Central Florida.

There are no family relationships between Mr. Collins and any director or executive officer of the Company subject to disclosure under Item 401(d) of Regulation S-K and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On December 27, 2023, in connection with Mr. Sabino’s appointment, the Company entered into an employment agreement with Mr. Sabino (the “Sabino Employment Agreement”) setting forth the terms and conditions of his service as the Company’s Chief Executive Officer. The Sabino Employment Agreement includes the following material terms:

•Employment with the Company, commencing on the Start Date and continuing until the Sabino Employment Agreement is terminated by either party under its terms.

•An annual base salary of $550,000, payable in accordance with the Company’s regular payroll practices and, for each fiscal year during the employment period, eligibility to receive an annual bonus, with a target bonus opportunity of 100% of his base salary. The actual bonus payout (ranging from zero to a maximum amount of 200% of the target bonus opportunity), will be determined by the Board based on achievement of the relevant performance goals in accordance with the Company’s annual bonus program. Mr. Sabino’s base salary will be reviewed annually and may be increased in the Board’s reasonable discretion.

•Grants of equity awards under the Company’s 2018 Inducement Plan including: (i) two awards of restricted stock units (“RSUs”), one with a value on the date of grant of $1,200,000 that will vest in two equal installments on the first two anniversaries of the date of grant, and the second with a value on the date of grant of $4,000,000 that will vest as to 25% of the number of RSUs on the first anniversary of the date of grant and then in 12 substantially equal quarterly installments (collectively, the “Sign-on RSUs”), and (ii) a stock option (the “Sign-on Option”) to acquire 1,000,000 shares of the Company’s common stock that will vest upon satisfaction of certain performance-based and time-based vesting conditions. The Sign-on Option’s performance-based vesting conditions provide that 50% of the Sign-on Option will be eligible to vest if, within the first three years following the date of grant, the average closing share price of the Company’s common stock reaches $8.00 on a rolling 30-day trading basis, and the remaining 50% of the Sign-on Option will be eligible to vest if, within the first four years following the date of grant, the average closing share price of the Company’s common stock reaches $13.00 on a rolling 30-day trading basis. In addition, to the extent that the performance-based vesting conditions are met, 50% of the Sign-on Option will vest and become exercisable on the second anniversary of the date of grant, and the remaining portion of the Sign-on Option will vest and become exercisable in 24 substantially equal monthly installments following the second anniversary of the date of grant. All vesting events are subject to Mr. Sabino’s continued employment, except as otherwise provided in the case of the occurrence of certain terminations of employment. Each of the Sign-on RSUs and Sign-on Option awards will be subject to the terms of the Company’s 2018 Inducement Plan and an individual award agreement.

•Beginning in 2025, Mr. Sabino will be eligible to be granted equity grants under the Company’s general equity program for executive officers of the Company. The type and value of those equity awards will be determined by the Board and the Compensation Committee of the Board in their discretion.

•Mr. Sabino is eligible to enroll in the Company’s health and other group insurance, disability insurance, and other employee benefit plans and programs, as in effect from time to time, on the same basis as other senior executives of the Company. In addition, Mr. Sabino is entitled to no less than four weeks of paid vacation per calendar year, prorated for partial years during first and last years of his employment, and to standard reimbursement of business expenses.

In the event of a termination of Mr. Sabino’s employment (x) by the Company without Cause, or (y) by Mr. Sabino for Good Reason (as such terms are defined the Sabino Employment Agreement), Mr. Sabino will be entitled, subject to his execution and delivery of an effective release of claims against the Company, to the following payments and benefits:

•An amount equal to 18 months of Mr. Sabino’s base salary at the rate in effect at the time of termination, payable in equal installments on the Company’s regular payroll dates;

•An amount equal to Mr. Sabino’s target annual bonus opportunity for the year of termination, which will be prorated based on the number of days worked during the year of termination, unless the relevant termination event occurs within the three months prior to or during the 12 months following a Change in Control (in which case, the amount will not be prorated), and if the prior year’s annual bonus has been earned but not yet paid at the time of termination, payout of the annual bonus amount that would have been paid in the normal course had the termination of employment not occurred;

•Company-paid health insurance continuation coverage, less the amount payable by an active employee for such coverage, for a period of 18 months or such earlier date as Mr. Sabino becomes eligible to participate in the group health plan of a new employer; and

•If the relevant termination event occurs during the three months prior to or during the 12 months following a Change in Control, (i) except in limited circumstances, all time-based equity awards outstanding as of the date of termination (including the Sign-on RSUs, but excluding the Sign-on Option) will fully vest, and (ii) the treatment of any performance-based equity awards will be determined in accordance with the terms of the applicable award’s grant agreement. In the case of the Sign-on Option, (i) any remaining time-based vesting conditions will be accelerated and deemed immediately satisfied for the portion of the award, if any, for which the performance-based vesting conditions were met prior to the Change in Control, (ii) 50% of the performance-based vesting conditions will be deemed satisfied if the Change in Control per share transaction price is at least

$8.00, and any remaining time-based vesting conditions will accelerate for that portion of the Sign-on Option, and (iii) 100% of the performance-based vesting conditions will be deemed satisfied if the Change in Control per share transaction price is at least $13.00, and any remaining time-based vesting conditions will accelerate for that portion of the Sign-on Option. If neither of the performance-based vesting hurdles are met in the Change in Control transaction, the unvested portion of the Sign-on Option will be forfeited and cancelled for no consideration at the time of the Change in Control.

In the event of Mr. Sabino’s termination as a result of his death or, subject to execution of a general release of claims, his Disability (as such term is defined in the Sabino Employment Agreement), the Company will pay to Mr. Sabino or his heirs, as applicable, an amount equal to the prior year’s annual bonus that had been earned but not yet paid at the time of Mr. Sabino’s death or Disability. In addition, Mr. Sabino or his heirs, as applicable, will be entitled to Company-paid health insurance continuation coverage, less the amount payable by an active employee for such coverage, for a period of 18 months. To the extent that any stock options held by Mr. Sabino are vested at the time of his death or Disability, those vested stock options will remain exercisable until the earlier of 12 months and the original expiration date of the stock option.

To the extent that any payments due to Mr. Sabino under the terms of the Sabino Employment Agreement or otherwise would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code, and would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code (the “Excise Tax”), such Parachute Payments will be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever will result in Mr. Sabino receiving the highest after-tax amount. If such a reduction in Parachute Payments is necessary, the reduction will occur in the manner that results in the greatest economic benefit to Mr. Sabino. The Sabino Employment Agreement does not provide for a 280G-related excise tax gross-up.

As a condition of, and in connection with, entering into the Sabino Employment Agreement, on December 27, 2023, Mr. Sabino also entered into a Proprietary Information, Developments and Non-Compete Agreement, containing covenants including (i) non-disclosure of confidential information, subject to applicable laws, during the term of his employment with the Company and thereafter, (ii) acknowledgment of the Company’s ownership of works for hire and the assignment to the Company of any other applicable inventions, (iii) non-competition during the term of his employment with the Company and for a period of 12 months thereafter, except in limited circumstances, and (iv) non-solicitation of customers and employees during the term of his employment with the Company and for a period of 12 months thereafter.

On January 9, 2024, the Company issued a press release announcing the appointment of Mr. Sabino as Chief Executive Officer, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press Release, dated January 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	January 9, 2024	By:	/s/ Monica L. Greenberg
Monica L. Greenberg
Executive Vice President, Policy and General Counsel